Exhibit 10.15
Dated 22 December 2016

ULTRA ONE SHIPPING LTD
as Borrower

EUROSEAS LTD
as Corporate Guarantor

THE BANKS AND FINANCIAL INSTITUTIONS
listed in Schedule 1
as Lenders

and

HSH NORDBANK AG
 as Agent, Mandated Lead Arranger, Swap Bank
and Security Trustee

SECOND SUPPLEMENTAL AGREEMENT
relating to a loan facility
of (originally) up to US$19,000,000

Index
Clause		Page
1	Interpretation	1
2	Agreement of the Creditor Parties	2
3	Conditions Precedent	2
4	Representations and Warranties	3
5	Amendments to Loan Agreement and other Finance Documents	3
6	Further Assurances	5
7	Fees and Expenses	5
8	Communications	5
9	Supplemental	5
10	Law and Jurisdiction	6
Schedule 1 Lenders		7
Execution Pages		8

THIS AGREEMENT is made on 22 December 2016
BETWEEN
(1)	ULTRA ONE SHIPPING LTD, a corporation incorporated in the Republic of Liberia whose registered office is at 80 Broad Street, Monrovia, Liberia (the "Borrower");
(2)
EUROSEAS LTD, a corporation incorporated in the Republic of the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands, MH96960, as corporate guarantor (the "Corporate Guarantor")

(3)	THE BANKS AND FINANCIAL INSTITUTIONS listed in Schedule 1 herein, as Lenders;
(4)	HSH NORDBANK AG, acting through its office at Gerhart-Hauptmann-Platz 50, D-20095 Hamburg, Germany, as Agent;
(5)	HSH NORDBANK AG, acting through its office at Gerhart-Hauptmann-Platz 50, D-20095 Hamburg, Germany, as Security Trustee;
(6)	HSH NORDBANK AG, acting through its office at Gerhart-Hauptmann-Platz 50, D-20095 Hamburg, Germany, as Mandated Lead Arranger; and
(7)	HSH NORDBANK AG, acting through its office at Martensdamm 6, D-24103 Kiel, Germany, as Swap Bank.
BACKGROUND
(A)
By a loan agreement dated 20 March 2015 (as amended and supplemented by a supplemental agreement dated 28 April 2016, the "Loan Agreement") and made between (i) the Borrower, (ii) the Lenders, (iii) the Agent, (iv) the Security Trustee, (v) the Mandated Lead Arranger and (vi) the Swap Bank, the Lenders agreed to make available to the Borrower a loan facility in an amount of (originally) up to US$19,000,000.

(B)
The Borrower has requested that the Lenders give their consent to (inter alios) the extension of the Availability Period subject to (i) the reduction of the Maximum Advance Amount and the subsequent amendment of the repayment profile set out in clause 8.1 of the Loan Agreement and (ii) the increase of the minimum liquidity requirements set out in clause 11.19 of the Loan Agreement in the manner described in this Agreement (the "Request").

(C)	This Agreement sets out the terms and conditions on which the Lenders agree, with effect on and from the Effective Date, to:
(i)	the Request; and
(ii)	the consequential amendments to the Loan Agreement and the other Finance Documents in connection with the Request.
IT IS AGREED as follows:
1	INTERPRETATION
1.1	Defined expressions
Words and expressions defined in the Loan Agreement and the other Finance Documents shall have the same meanings when used in this Agreement unless the context otherwise requires.

1.2	Definitions
In this Agreement, unless the contrary intention appears:
"Effective Date" means the date on which the conditions precedent referred to in Clause 3 thereof are satisfied.
1.3	Application of construction and interpretation provisions of Loan Agreement
Clauses 1.2 and 1.5 of the Loan Agreement apply, with any necessary modifications, to this Agreement.
2	AGREEMENT OF THE CREDITOR PARTIES
2.1	Agreement of the Lenders
The Lenders agree subject to and upon the terms and conditions of this Agreement to the Request.
2.2	Agreement of the Creditor Parties
The Creditor Parties agree, subject to and upon the terms and conditions of this Agreement, to the consequential amendments to the Loan Agreement and the other Finance Documents in connection with the matters referred to in Clause 2.1.
2.3	Effective Date
The agreement of the Lenders and the other Creditor Parties contained in Clauses 2.1 and 2.2 shall have effect on and from the Effective Date subject to the conditions precedent in Clause 3 being satisfied.
3	CONDITIONS PRECEDENT
3.1	General
The agreement of the Lenders and the other Creditor Parties contained in Clauses 2.1 and 2.2 is subject to the fulfilment of the conditions precedent in Clause 3.2.
3.2	Conditions precedent
The conditions referred to in Clause 3.1 are that the Agent shall have received the following documents and evidence in all respects in form and substance satisfactory to the Agent and its lawyers on or before the date of this Agreement:
(a)	an original of this Agreement duly executed by the parties to it;
(b)
a certificate from an officer of each of the Borrower and the Corporate Guarantor confirming the names of all their respective officers and directors (and in the case of the Borrower also its shareholders) and confirming that there have been no changes or amendments to the constitutional documents of the Borrower and the Corporate Guarantor which were previously delivered to the Agent;

(c)
true and complete copies of the resolutions passed at separate meetings of (i) all the directors and shareholders of the Borrower and (ii) all the directors of the Corporate Guarantor authorising and approving the execution of this Agreement;

(d)	the original of any power of attorney issued by each of the Borrower and the Corporate Guarantor pursuant to such resolutions aforesaid;

(e)	evidence satisfactory to the Agent that each of the Borrower and the Corporate Guarantor is currently existing in goodstanding in the relevant jurisdiction of its incorporation;
(f)	documentary evidence that the agent for service of process named in clause 30.4 of the Loan Agreement has accepted its appointment under this Agreement;
(g)	favourable legal opinions from lawyers appointed by the Agent on such matters concerning the laws of the Marshall Islands, Liberia and such other relevant jurisdiction as the Agent may require; and
(h)	any other document or evidence as the Lenders may request in writing from the Borrower.
4	REPRESENTATIONS AND WARRANTIES
4.1	Repetition of Loan Agreement representations and warranties
The Borrower represents and warrants to the Creditor Parties that the representations and warranties in clause 10 of the Loan Agreement remain true and not misleading if repeated on the date of this Agreement.
4.2	Repetition of Finance Document representations and warranties
The Borrower and the Corporate Guarantor represent and warrant to the Creditor Parties that the representations and warranties in the Finance Documents (other than the Loan Agreement) to which each of them is a party remain true and not misleading if repeated on the date of this Agreement.
5	AMENDMENTS TO LOAN AGREEMENT AND OTHER FINANCE DOCUMENTS
5.1	Specific amendments to Loan Agreement
With effect on and from the Effective Date the Loan Agreement shall be amended as follows:
(a)	by replacing the definitions of "Availability Period" and "Maximum Advance Amount" in clause 1.1 thereof with the following new definitions:
""Availability Period" means the period commencing on the date of this Agreement and ending on:
(a)	31 January 2017 (or such later date as the Agent may, with the authorisation of the Lenders, agree with the Borrower); or
(b)	if earlier, the date on which the Total Commitments are fully borrowed, cancelled or terminated;
"Maximum Advance Amount" means an amount up to the lesser of (i) $11,000,000 and (ii) 55 per cent. of the Initial Market Value of the Ship;";
(b)	by replacing the figures "$19,000,000" and "62.5" with the figures "$11,000,000" and "55" respectively in Recital (A) and in clause 2.1 thereof;
(c)	by deleting clause 8.1 thereof in its entirety and replacing it with the following new clause:
"8.1	Amount of Instalments
The Borrower shall repay the Loan by 13 equal consecutive quarterly instalments, each in the amount of $161,765 (each an "Instalment" and, together, the "Instalments") and a balloon instalment in the amount of $8,897,055 (the "Balloon Instalment") Provided that if the amount advanced is less than $11,000,000, the aggregate amount of the Instalments and the Balloon Instalment shall be reduced by an amount equal to the undrawn amount on a pro rata basis.";

(d)	by deleting clause 11.19 thereof in its entirety and replacing it with the following new clause:
"11.19          Minimum Liquidity and Additional Minimum Liquidity
The Borrower shall maintain in the Liquidity Account credit balances in an aggregate amount of not less than:
(a)	$800,000 ("Minimum Liquidity") for the period commencing from the Drawdown Date and at all times thereafter until the irrevocable and unconditional payment of any and all Secured Liabilities; and
(b)
in addition to the amount required under paragraph (a) of this Clause, an additional amount ("Additional Minimum Liquidity") of $900,000 for the period commencing from the Drawdown Date and at all times thereafter, which amount may be reduced to: (i) $600,000 on the first anniversary of the Drawdown Date and (ii) $300,000 on the second anniversary of the Drawdown Date and subsequently on the third anniversary of the Drawdown Date may be released to or to the order of the Borrower upon its written request, Provided that on each anniversary of the Drawdown Date: (i) the Instalments which are due then have been paid by the Borrower, (ii) the Borrower is in compliance with the minimum liquidity requirements set out in this Clause 11.19 and (iii) no Event of Default or Potential Event of Default has occurred or is continuing or will occur as a result of the reduction or  release (as the case may be) of the relevant Additional Minimum Liquidity amount.";

(e)	by construing all references throughout schedule 1, schedule 2, schedule 6, schedule 8 and in the cover page thereof to "$19,000,000" as if the same were references to "$11,000,000";
(f)
by construing references throughout the Loan Agreement to "this Agreement", "hereunder" and other like expressions as if the same referred to the Loan Agreement as amended and supplemented by this Agreement; and

(g)	by construing references throughout the Loan Agreement to each of the other Finance Documents as if the same referred to that Finance Document as amended and supplemented by this Agreement.
5.2	Amendments to Finance Documents
With effect on and from the Effective Date each of the Finance Documents other than the Loan Agreement shall be, and shall be deemed by this Agreement to have been, amended as follows:
(a)
the definition of, and references throughout each of the Finance Documents to, the Loan Agreement and any of the other Finance Documents shall be construed as if the same referred to the Loan Agreement and those Finance Documents as amended and supplemented by this Agreement; and

(b)
the references throughout each of the Finance Documents to "this Agreement", "this Deed", "hereunder" and other like expressions shall be construed as if the same referred to such Finance Documents as amended and supplemented by this Agreement.

5.3	Finance Documents to remain in full force and effect
The Finance Documents shall remain in full force and effect as amended and supplemented by:
(a)	the amendments to the Finance Documents contained or referred to in Clauses 5.1 and 5.2; and
(b)	such further or consequential modifications as may be necessary to give full effect to the terms of this Agreement.
6	FURTHER ASSURANCES
6.1	Borrower's and Corporate Guarantor's obligation to execute further documents etc.
Each of the Borrower and the Corporate Guarantor covenants that from time to time at the request of the Security Trustee they will promptly upon such request:
(a)
execute and deliver to the Security Trustee or procure the execution and delivery to the Security Trustee of all such documents as in the opinion of the Agent  (acting reasonably) are necessary for giving full effect to this  Agreement and for perfecting and protecting the value of or enforcing any rights or securities granted to the Security Trustee under or pursuant to the Loan Agreement or any other Finance Document, each as amended and supplemented by this Agreement; and

(b)
effect any registration or notarisation, give any notice or take any step, which the Agent may, by notice to the Borrower specify for any of the purposes described in Clause 6.1(a) above or for any similar or related purpose.

7	FEES AND EXPENSES
7.1	Fees and Expenses
The provisions of clause 20 (fees and expenses) of the Loan Agreement shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.
8	COMMUNICATIONS
8.1	General
The provisions of clause 28 (notices) of the Loan Agreement shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.
9	SUPPLEMENTAL
9.1	Counterparts
This Agreement may be executed in any number of counterparts.
9.2	Third Party rights
A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

10	LAW AND JURISDICTION
10.1	Governing law
This Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law.
10.2	Incorporation of the Loan Agreement provisions
The provisions of clause 30 (law and jurisdiction) of the Loan Agreement shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.
THIS AGREEMENT has been duly executed as a Deed on the date stated at the beginning of this Agreement.

SCHEDULE 1

 LENDERS
Lender	Lending Office
HSH Nordbank AG	Gerhart-Hauptmann-Platz 50 20095 Hamburg Germany

EXECUTION PAGES

BORROWER EXECUTED AS A DEED by for and on behalf of ULTRA ONE SHIPPING LTD	) ) ) )
CORPORATE GUARANTOR EXECUTED AS A DEED by for and on behalf of EUROSEAS LTD	) ) ) )
LENDERS EXECUTED AS A DEED by for and on behalf of HSH NORDBANK AG	) ) ) )
AGENT EXECUTED AS A DEED by for and on behalf of HSH NORDBANK AG	) ) ) )
SECURITY TRUSTEE EXECUTED AS A DEED by for and on behalf of HSH NORDBANK AG	) ) ) )

MANDATED LEAD ARRANGER EXECUTED AS A DEED by for and on behalf of HSH NORDBANK AG	) ) ) )
SWAP BANK EXECUTED AS A DEED by for and on behalf of HSH NORDBANK AG	) ) ) )
Witness to all the above signatures Name: Address:	) )

9